SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2014

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Chief Operating Officer

On April 24, 2014, Wausau Paper Corp. announced that Michael C. Burandt, who became Chairman of the Board at the conclusion of the Board’s meeting held on April 17, 2014, had been appointed Chief Executive Officer of the Company.  Mr. Burandt had been serving as the Company’s interim President and Chief Executive Officer since April 2, 2014.  Mr. Burandt, 68, has been a member of the Company’s Board of Directors since February 2012.  From 1988 until 2007, Mr. Burandt held various senior positions at Georgia Pacific Corporation, a manufacturer of tissue products, fine paper, building products, containerboard, packaging pulp, and DIXIE® brand products.  From November 2000 until May 2007, he was Georgia Pacific’s Executive Vice President of North American Consumer Products, which included the at-home and away-from-home tissue businesses, fine paper business, bleached board business, and the DIXIE® brand businesses.  Mr. Burandt is currently President and CEO of Cantina Holdings, LLC, an operator of upscale Mexican restaurants in the Atlanta, Georgia, area, a position that he has held since September 2007.

Mr. Burandt’s compensation arrangements will remain unchanged from the compensation arrangements that were put into place when he became the Company’s interim CEO; these compensation arrangements were disclosed in the Company’s Current Report on Form 8-K filed on April 2, 2014.

Additionally, the Company announced that Matthew L. Urmanski has been appointed to the position of President and Chief Operating Officer effective immediately.  Mr. Urmanski, 41, joined the Company in 2000 and has most recently served in the position of Senior Vice President and General Manager, where he was responsible for strategy, finance, and supply chain operations.  Prior to that, Mr. Urmanski served as the Senior Vice President of the Company’s Tissue segment (from March 2012 until June 2013, when the Company divested substantially all of its Paper segment assets); Vice President—Administration (Tissue Segment) (from September 2009 until February 2012); and Vice President—Financial Analysis and Business Support (from February 2006 until August 2009).

Mr. Urmanski’s base salary will increase to $360,000 (on an annualized basis) in connection with his assumption of these additional responsibilities.  Mr. Urmanski’s other compensation arrangements will remain unchanged from the amounts that he received in his prior position.

As a result of Mr. Urmanski’s expanded role and Mr. Burandt’s continued involvement as Chief Executive Officer, the Board of Directors will not be conducting a formal search process to replace its former President and Chief Executive Officer, Henry C. Newell.

A press release containing the Company’s announcement relating to these leadership developments is attached to this report as Exhibit 99.1.

The Company also entered into an Executive Retention Bonus and Severance Agreement (the “Agreement”) with Sherri L. Lemmer, the Company’s Senior Vice President and Chief Financial Officer, on April 24, 2014.  Under the Agreement, Ms. Lemmer is entitled to receive a retention bonus in the amount of $100,000 on the one-year anniversary date of the Agreement, provided that Ms. Lemmer remains employed by the Company on that date.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Finally, on April 24, 2014, the Company granted Michael C. Burandt 5,000 performance units that will vest on December 31, 2014.  These performance units were granted to Mr. Burandt in connection with his agreement to serve as the Company’s Chief Executive Officer.  A copy of the grant agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Section 8 – Other Events

Item 8.01

Other Events

On April 22, 2014, the Company and Gavin T. Molinelli, Managing Director of Starboard Value LP (“Starboard”) entered into a letter agreement pursuant to which Mr. Molinelli will serve as an observer of the Company’s Board of Directors until the earlier of the 2014 annual meeting of shareholders or September 30, 2014.  The Company’s Board of Directors continues to engage in  settlement discussions with Starboard and its affiliates regarding the issues that Starboard has raised in its publicly-filed correspondence to the Company’s Board of Directors; however, no agreement has been reached, and there can be no assurance that any settlement will be reached or, if a settlement is reached, the terms or timing of any such settlement.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

Press release dated April 24, 2014

Exhibit 10.1

Executive Retention Bonus and Severance Agreement

Exhibit 10.2

Grant of Performance Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  April 24, 2014

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President

Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated April 22, 2014

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibit 99.1

Press release dated April 24, 2014

Exhibit 10.1

Executive Retention Bonus and Severance Agreement

Exhibit 10.2

Grant of Performance Units